Exhibit 1.1

Tesla, Inc.

Common Stock, par value $0.001 per share,

Having an Aggregate Offering Price of up to

$5,000,000,000

Equity Distribution Agreement

December 8, 2020

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Citigroup Global Markets Inc. 390 Greenwich Street New York, New York 10013

Barclays Capital Inc. 745 7th Avenue New York, New York 10019	BNP Paribas Securities Corp. 787 7th Avenue, 8th Floor New York, New York 10019

BofA Securities, Inc. One Bryant Park New York, New York 10036	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

SG Americas Securities, LLC 245 Park Avenue New York, New York 10167	Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001

Ladies and Gentlemen:

Tesla, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Goldman, Sachs & Co. LLC (“Goldman”), Citigroup Global Markets Inc., Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, SG Americas Securities, LLC and Wells Fargo Securities, LLC (each an “Agent” and, collectively, the “Agents”) as follows:

1. The Company proposes to issue and sell through or to the Agents, as sales agents and/or principals, shares of common stock, par value $0.001 per share (“Stock”), having an aggregate offering price of up to $5,000,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Company hereby appoints the Agents as exclusive agents of the Company for the purpose of making offers and sales of the Shares. The Company agrees that whenever it determines to sell the Shares directly to an Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 21 hereof.

2. (a) The Company represents and warrants to, and agrees with, each of the Agents, at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement that:

(i) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-231168) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the Company shall file with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b) promptly after the Execution Time (but in any event in the time period prescribed thereby) and, as filed, the Prospectus will contain all information required by the Act and the rules thereunder, and, except to the extent the Agents shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Agents prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made; the Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x); the various parts of such registration statement, including all exhibits thereto (but excluding Form T-1) and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) after the Execution Time is hereinafter called the “Prospectus Supplement”; the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(r) of this Agreement is hereinafter called the “Interim Prospectus Supplement”; the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any) is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus, the Prospectus Supplement or any Interim Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus, the Prospectus Supplement or any Interim Prospectus Supplement shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus, the Prospectus Supplement or such Interim Prospectus Supplement, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Prospectus Supplement and Interim Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use therein;

(iii) For the purposes of this Agreement, the “Applicable Time” with respect to any Shares, shall mean the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement. At the Execution Time, at each Applicable Time, at each Settlement Date and each Time of Delivery, the Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Disclosure Package or in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Agent relating to the Agents expressly for use therein;

(iv) The documents incorporated by reference in the Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement;

(v) On each Effective Date, at the Execution Time, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Act, at each Applicable Time, at each Settlement Date, at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement conforms and will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at each Applicable Time, on each Settlement Date, at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any amendments or supplements to the Prospectus) conforms and will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use therein;

(vi) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any loss material to the Company or interference with its business material to the Company from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Disclosure Package, there has not been any change in the capital stock (other than (A) the issuance or grant of securities pursuant to employee equity incentive plans existing or proposed for shareholder approval as of the date of this Agreement or pursuant to outstanding options, warrants or rights (including convertible notes or warrants) or (B) the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company, in each case as such (1) equity incentive plans, (2) outstanding options, warrants or rights, and (3) agreements as are described in the Disclosure Package) or long-term debt (other than regular payments or drawdowns pursuant to obligations disclosed in or contemplated by the Disclosure Package) of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Disclosure Package;

(vii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than Intellectual Property, which is addressed in Section 2(a)(xix) hereof) owned by them, free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property or buildings by the Company and its subsidiaries;

(viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each wholly-owned subsidiary of the Company has been duly formed and is validly existing in good standing under the laws of its jurisdiction of organization, and other than Tesla Energy Operations, Inc., none of the Company’s subsidiaries is a “Significant Subsidiary” material to the business or operations of the Company;

(ix) The Company has an authorized capitalization described as “Actual” in the table included under the caption “Capitalization” in the Disclosure Package and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Stock, as applicable, contained in the Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are, to the extent applicable, fully paid and non-assessable (except for directors’ qualifying shares and except as otherwise set forth in the Disclosure Package) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(x) The Shares to be issued and sold by the Company to the Agents hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable, and will conform to the description of the Stock contained in the Prospectus;

(xi) The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any of its Significant Subsidiaries or (C) assuming the accuracy of the representations of the representatives and warranties of the Agents contained herein and their compliance with the agreements contained herein, result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (A) and (C), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, assuming the accuracy of the representations and warranties of the Agents contained herein and their compliance with the agreements contained herein, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except (X) such as have been obtained under the Act, (Y) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws, the Financial Industry Regulatory Authority, Inc., or The Nasdaq Stock Market (“NASDAQ”) in connection with the purchase and distribution of the Shares by the Agents, or (Z) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xii) Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or Bylaws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (B) for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii) The statements set forth in the Disclosure Package and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders” and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xiv) Other than as set forth in the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xv) Except as disclosed in the Disclosure Package, the delivery, sale, purchase or use of any products or services of the Company and its subsidiaries are not legally prohibited in any jurisdiction or actively blocked by any governmental entity, except, in each case, as would not reasonably be expected to have a Material Adverse Effect;

(xvi) The Company is not and, after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvii) (A) (1) At the time of filing the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(xviii) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, and has audited the Company’s internal control over financial reporting is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xix) Other than as set forth in the Disclosure Package or as would not reasonably be expected to result in a Material Adverse Effect, the Company and each of its Significant Subsidiaries owns or possesses, or can acquire on reasonable terms, all rights to licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, domain names, patents and patent rights (collectively, “Intellectual Property”) necessary to carry on its business as described in the Disclosure Package, and, except as set forth in the Disclosure Package, neither the Company nor any of its Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(xx) No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent;

(xxi) Except as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(xxii) Except as described in the Disclosure Package and the Registration Statement, the Company has not sold or issued any shares of Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants or pursuant to a stock dividend on its capital stock;

(xxiii) Since the date as of which information is given in the Disclosure Package and the Prospectus and except as described in the Disclosure Package and the Prospectus, the Company has not (A) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (B) entered into any material transaction not in the ordinary course of business or (C) declared or paid any dividend on its capital stock;

(xxiv) Except as described in the Disclosure Package and the Prospectus, the Company and each of its Significant Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and deemed reasonably adequate by Company for the business in which it is engaged; the Company has not been refused by an insurer any insurance coverage sought or applied for where the Company has not then obtained similar coverage from similar insurers; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, or to establish alternative financial or risk management arrangements as are prudent and deemed reasonably adequate by the Company for the business in which it is engaged, at a cost that would not have a Material Adverse Effect on the Company;

(xxv) The Company and each of its subsidiaries (i) are in compliance with all, and have not violated any, laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of either (i) or (ii) where the failure to comply or the potential liability or obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Disclosure Package and the Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings which it is reasonably believed would not result in a Material Adverse Effect, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates incurring material capital expenditures relating to compliance with Environmental Laws;

(xxvi) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that complies with the requirements of the Exchange Act applicable to the Company and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Except as disclosed in the Disclosure Package, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxvii) Except as disclosed in the Disclosure Package, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxviii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects;

(xxix) The statistical and market-related data included under (A) the captions “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in the Disclosure Package and the Prospectus and (B) the Company’s most recent annual report on Form 10-K are based on or derived from estimates and sources that the Company believes to be reliable and accurate in all material respects;

(xxx) Except as described in the Disclosure Package and the Prospectus, the Company and each of its subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all material taxes due, except for taxes being contested in good faith and for which the Company has established adequate reserves to the extent required in accordance with generally accepted accounting principles. No material tax deficiency has been determined adversely to the Company or any of its subsidiaries and the Company does not have any knowledge of any tax deficiencies;

(xxxi) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of (A) an offer, payment, promise to pay, or authorization or approval of the unlawful payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office), (B) any action to use corporate funds for unlawful contributions or other unlawful expenses relating to political activity or (C) any offer, request or action for an unlawful bribe or other unlawful benefit or has violated or is in violation of any applicable anti-corruption laws; and the Company and its subsidiaries and affiliates have instituted and maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(xxxii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(xxxiii) (A) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(1) the subject of any sanctions administered or enforced by the U.S. government, including the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(B) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C) The Entity represents and covenants that, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(xxxiv) There are no registration rights or preemptive rights applicable to the issuance and sale by the Company and registration of the Shares except, in each case, for such rights that have been validly waived;

(xxxv) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xxxvi) The Stock constitutes an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule; and

(xxxvii) The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of any at the market offering (within the meaning of Rule 415(a)(4) under the Act) of the Shares.

3. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agents agree that the Company may from time to time seek to sell Shares through a Designated Agent, acting as sales agent, or directly to any of the Agents acting as principal, as follows:

(a) The Company may submit to a Designated Agent its orders (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) in a form and manner as mutually agreed to by the Company and such Designated Agent. As used herein, “Trading Day” shall mean any trading day on NASDAQ.

(b) Subject to the terms and conditions hereof, each Agent, at any time it is a Designated Agent, shall use its reasonable efforts to execute any Company order submitted to it hereunder to sell Shares and with respect to which such Designated Agent has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that a Designated Agent will be successful in selling the Shares, (ii) a Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by a Designated Agent to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Agent and the Company.

(c) The Company shall not authorize the issuance and sale of, and a Designated Agent shall not sell as sales agent, any Share at a price lower than the minimum price therefor designated from time to time by the Company and notified to a Designated Agent in writing. In addition, the Company or a Designated Agent may upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which that Designated Agent is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d) (i) The compensation to a Designated Agent for sales of the Shares with respect to which such Designated Agent acts as sales agent hereunder shall be 0.25% of the gross offering proceeds of the Shares sold pursuant to this Agreement or such lesser amount as mutually agreed to in writing by such Designated Agent and the Company and, unless the Company otherwise instructs such Designated Agent in writing, such compensation shall be allocated among and paid to the Agents in accordance with the percentage set forth opposite each Agent’s name on Exhibit A hereto (the “Allocations”). (ii) The foregoing clause (i) shall not apply when an Agent, acting as principal, purchases Shares from the Company pursuant to a Terms Agreement. (iii) Any compensation or commission due and payable to any Agents hereunder with respect to any sale of Shares shall be paid by the Company to such Agents concurrently with the settlement for sales of the Shares by deduction from the proceeds from sales of the Shares payable to the Company. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). (iv) Unless otherwise agreed to in a Terms Agreement or other written agreement between the applicable Agents, the Agents hereby agree that any expenses incurred in connection with this Agreement and the offering and sale of Shares (such expenses, “Agent Expenses”) shall be paid solely by the Agent (or Designated Agent, as applicable) incurring such Agent Expenses and in no event shall any Agent have any payment or reimbursement obligation with respect to Agent Expenses incurred by another Agent (or Designated Agent, as applicable).

(e) Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through a Designated Agent for settlement on such date shall be issued and delivered by the Company to such Designated Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares, in definitive form, by the Company or its transfer agent to such Designated Agent’s or its designee’s account (provided such Designated Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold each applicable Designated Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay each such Designated Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(f) If acting as sales agent hereunder, the Designated Agent shall provide written confirmation (which may be by facsimile or email) to the Company before the open of trading on NASDAQ on the day following each day in which the Shares are sold under this Agreement setting forth (i) the amount of the Shares sold on such day and the gross offering proceeds received from such sale and (ii) the commission payable by the Company to such Designated Agent with respect to such sales.

(g) At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(k)) and Filing Date (as defined in Section 4(r)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of a Designated Agent to use its reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein (and the completion of any reasonable diligence to verify such accuracy by such Designated Agent), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 7 of this Agreement.

(h) Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein and as may be mutually agreed upon by the Company and a Designated Agent, the Company shall not request the sale of any Shares that would be sold, and no Designated Agent shall be obligated to sell, (i) any time during the period commencing on the tenth business day prior to the time Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement directly to any of the Agents acting as principal (each, a “Placement”), it will notify the Agent or Agents of the proposed terms of such Placement. If such Agent or Agents, acting as principal, wishes to accept such proposed terms (which an Agent may decline to do for any reason in its sole discretion) or, wishes to accept amended terms proposed by the Company after further discussion, such Agent or Agents and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Agent or Agents unless and until the Company and such Agent or Agents have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(j) Each Placement shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by an Agent. The commitment of an Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by an Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares.

(k) Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of shares of the Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the board of directors of the Company, or a duly authorized committee thereof, and notified to the Agents in writing.

4. The Company agrees with each of the Agents:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act promptly following the Execution Time; to make no further amendment or any supplement (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Registration Statement, the Basic Prospectus, the Disclosure Package or the Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, the Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Agents (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) [Reserved];

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(e) From time to time, to furnish the Agents with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event shall have occurred as a result of which the Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Registration Statement or the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to prepare and furnish without charge to each Agent and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Registration Statement or Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Agent is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time after the time of issue of the Prospectus Supplement, upon your request but at the expense of such Agent, to prepare and deliver to such Agent as many written and electronic copies as you may request of an amended or supplemented Registration Statement or Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its security holders as soon as practicable (which may be satisfied by filing with EDGAR (as defined below), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Disclosure Package under the caption “Use of Proceeds”;

(i) To use its best efforts to list, subject to notice of issuance (to the extent required by such exchange), the Shares on NASDAQ;

(j) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter, an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(k) Upon commencement of the offering of the Shares under this Agreement (if requested by the Agents) (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(r) of this Agreement, (B) a prospectus supplement relating solely to the offering or resale of securities other than the Shares or (C) the filing with the Commission of any report under the Exchange Act except such reports referred to in Section 4(k)(ii)), (ii) there is filed with the Commission any annual report on Form 10-K or quarterly report on Form 10-Q, or any other document that contains financial statements or financial information that is incorporated by reference into the Prospectus, or any amendment thereto, or (iii) the Shares are delivered to one or more Agents as principal at the Time of Delivery pursuant to a Terms Agreement (the date of this Agreement, the date of such commencement (in the case that the above-mentioned request is made by an Agent), the date of each such recommencement and the date of each such event referred to in (i), (ii) and (iii) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated and delivered on such Representation Date, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 7(l) of this Agreement are true and correct at the time of such Representation Date (or, if such a certificate was previously furnished to the Agents pursuant to this Section 4(k) or Section 7(l), to the effect that the statements contained in such certificate are true and correct at the time of such Representation Date), as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 7(l), modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate;

(l) At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“Company Counsel”), or other counsel reasonably satisfactory to the Agents, dated and delivered on such Representation Date, in form and substance satisfactory to the Agents, of the same tenor as the opinion referred to in Section 7(b) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion;

(m) At each Representation Date, Simpson Thacher & Bartlett LLP, counsel to the Agents (“Agents’ Counsel”), shall deliver a written opinion, dated and delivered on such Representation Date, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section 7(c) of this Agreement but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion;

(n) At each Representation Date, the Company shall cause PricewaterhouseCoopers LLP (the “Accountants”), or other independent accountants satisfactory to the Agents forthwith, to furnish the Agents a letter, dated and delivered on such Representation Date, in form and substance satisfactory to the Agents of the same tenor as the letter referred to in Section 7(d) of this Agreement but modified to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter;

(o) At each Representation Date, the Company shall cause its Chief Financial Officer, in his capacity as such, to furnish the Agents a letter, dated and delivered on such Representation Date, in form and substance satisfactory to the Agents of the same tenor as the letter referred to in Section 7(e) of this Agreement but modified to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter;

(p) At each Representation Date, and at such other times as may be reasonably requested by an Agent (which shall be on a monthly basis or otherwise), the Company will conduct a due diligence session, in form and substance satisfactory to the Agents, which shall include representatives of the management of the Company and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Agents or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and agents of the Company during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, and their officers and agents, as the Agents may reasonably request;

(q) Nothing in this Agreement shall restrict an Agent from trading, and the Company acknowledges that each Agent may trade in the Stock for such Agent’s own account and for the account of its clients before, at the same time as, or after sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement;

(r) The Company will either (i) disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, with regard to the relevant quarter, the number of the Shares sold by or through the Agents pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement, or (ii) on or prior to the earlier of (A) the date on which the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K in respect of any fiscal quarter in which sales of Shares were made by an Agent pursuant to this Agreement and (B) the date on which the Company shall be obligated to file such document referred to in clause (A) in respect of such quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold by or through an Agent pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement and deliver such number of copies of each such prospectus supplement to NASDAQ as are required by such exchange;

(s) If to the knowledge of the Company, the conditions set forth in Section 7(a) or 7(f) shall not be true and correct on the applicable Settlement Date or Time of Delivery, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by a Designated Agent the right to refuse to purchase and pay for such Shares; and

(t) Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Designated Agent, or the Agent(s) party to a Terms Agreement, as the case may be, that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

5. (a) The Company represents and agrees that, without the prior consent of the Agents, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Agent represents and agrees that, without the prior consent of the Company and the Agents, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Agents and, if requested by the Agents, will prepare and furnish without charge to each Agent an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use therein.

6. The Company covenants and agrees with the several Agents that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents and dealers, and the reasonable fees and expenses of Agents’ Counsel (other than fees and expenses covered by clauses (iii) and (v)); (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(d) hereof, including the reasonable, documented fees and disbursements of one counsel in each jurisdiction for the Agents in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on NASDAQ; (v) the filing fees incident to, and the reasonable, documented fees and disbursements of Agents’ Counsel in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; provided, however, that the Company shall not be obligated to pay the fees (excluding disbursements) of Agents’ Counsel set forth in (iii) and (v) above with respect to U.S. jurisdictions to the extent such fees exceed $30,000; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section 6, and Sections 8 and 11 hereof, the Agents will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Agents under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; each Interim Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) The Company shall have requested and caused Company Counsel to furnish to the Agents, on every date specified in Section 4(l) of this Agreement, opinions in form and substance satisfactory to the Agents;

(c) The Agents shall have received from Agents’ Counsel, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Agents, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have requested and caused the Accountants to have furnished to the Agents, on every date specified in Section 4(n) hereof and to the extent requested by the Agents in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Agents), dated as of such date, in form and substance satisfactory to the Agents, which letters shall cover, without limitation, the various financial statements and disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72, as well as confirming that they have performed a review of any unaudited interim financial information of the Company included in the Registration Statement, the Disclosure Package and the Prospectus in accordance with Statement on Auditing Standards No. 100.

References to the Prospectus in this paragraph (d) include any supplement thereto at the date of the letter.

(e) The Company shall have requested and caused the Chief Financial Officer of the Company to have furnished to the Agents, on every date specified in Section 4(o) hereof and to the extent requested by the Agents in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Agents), dated as of such date, in form and substance satisfactory to the Agents,

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (ii) since the respective dates as of which information is given in the Disclosure Package there shall not have been any change in the capital stock (other than (A) the issuance or grant of securities pursuant to employee equity incentive plans existing or proposed for shareholder approval as of the date of this Agreement or pursuant to outstanding options, warrants or rights or (B) the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company, in each case as such (1) equity incentive plans, (2) outstanding options, warrants or rights and (3) agreements are described in the Disclosure Package) or long-term debt (other than regular payments pursuant to obligations disclosed in or contemplated by the Disclosure Package) of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined under Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on NASDAQ;

(j) The Company shall have complied with the provisions of Section 4(e) hereof with respect to the furnishing of prospectuses;

(k) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement; and

(l) Prior to each Settlement Date and Time of Delivery, as applicable, if requested by the applicable Designated Agent, the Company shall have furnished or caused to be furnished to the Designated Agent certificates of officers of the Company satisfactory to the Designated Agent as to the accuracy of the representations and warranties of the Company herein at and as of such Settlement Date or Time of Delivery, as applicable, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Settlement Date or Time of Delivery and as to such other matters as the Designated Agent may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section if requested by the applicable Designated Agent.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Agents and Agents’ Counsel, this Agreement and all obligations of the applicable Agent hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Agent with respect to itself only. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. Following any such cancellation by an Agent, this Agreement shall remain in effect as to each other Agent that has not exercised its right to cancel this Agreement pursuant to this Section 7 and any obligations and rights of the Agents under this Agreement shall be satisfied by or afforded to only such other Agent(s).

8. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Prospectus Supplement, any Interim Prospectus Supplement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Prospectus Supplement, any Interim Prospectus Supplement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Agent relating to the Agents expressly for use therein.

(b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Prospectus Supplement, any Interim Prospectus Supplement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Prospectus Supplement, any Interim Prospectus Supplement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Agent relating to the Agents expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof (each such notice to the indemnifying party, a “Notice”); but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the net proceeds from the offering (net of underwriting discounts and commissions but before deducting any other expenses) received by the Company bear to the total compensation received by such Agent under Section 3(d) of this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof)

referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the discounts and commissions received by such Agent in connection with the Shares sold by it pursuant to this Agreement and any applicable Terms Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations in this subsection (d) to contribute are several in proportion to their respective obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act and each broker-dealer affiliate of any Agent; and the obligations of the Agents under this Section 8 shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b)

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through an Agent for the Company, then Section 4(t) shall remain in full force and effect with respect to such Agent and the Company, (ii) with respect to any pending sale, through the Designated Agent for the Company, the obligations of the Company, including in respect of compensation of the Designated Agent, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 6, 8, 10, 12, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Agent shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time, with respect to such Agent only. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 6, 8, 10, 12, 15 and 17 of this Agreement shall remain in full force and effect with respect to such Agent notwithstanding such termination. Following any such termination by an Agent, this Agreement shall remain in effect as to each other Agent that has not exercised its right to terminate the provisions of this Agreement pursuant to this Section 11(b) and any obligations and rights of the Agents under this Agreement shall be satisfied by or afforded to, as applicable, only such other Agents.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 6, 8, 10, 12, 15 and 17 shall remain in full force and effect and, if for any reason other than termination by mutual agreement, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Agents for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Agents in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Agent except as provided in Sections 6, 8 and 10 hereof.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by an Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall, subject to Section 7 hereof, settle in accordance with the provisions of Section 3(e) of this Agreement.

12. In all dealings hereunder, Goldman Sachs & Co. LLC shall act on behalf of each of the Agents, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Agent made or given by Goldman Sachs & Co. LLC; provided, however, that each of the parties hereto agrees that, with respect to the settlement of Shares on any Settlement Date, the applicable Designated Agent shall act on behalf of each of the Agents, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Agent relating to, or in connection with, the settlement of such Shares made or given by such Designated Agent.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agents shall be delivered or sent by mail, telex or facsimile transmission to each Agent in accordance with Annex II hereto, and, if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Fax: (650) 681-5203, Attention: Chief Financial Officer; provided, however, that notices under subsection 4(e) shall be in writing, and if to the Agents shall be delivered or sent by mail telex or facsimile transmission to each Agent in accordance with Annex II hereto.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Agents, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Agent shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Agents, on the other, (b) in connection therewith and with the process leading to such transaction each Agent is acting solely as a principal and not the agent or fiduciary of the Company, (c) no Agent has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agents, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

16. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Agents, or any of them, with respect to the subject matter hereof.

17. This Agreement and any matters related to the transactions shall be governed by and construed in accordance with the laws of the State of New York.

18. The Company and each of the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. This Agreement may be executed by any one or more of the parties hereto in any number of respective counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement and be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

20. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Agents imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us 6 counterparts hereof, and upon the acceptance hereof by each of the Agents, this letter and such acceptance hereof shall constitute a binding agreement among each of the Agents and the Company. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

21. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Designated Agent” shall mean, as of any given time, an Agent that the Company has designated as sales agent to sell Shares pursuant to the terms of this Agreement, which initially shall be Goldman Sachs & Co. LLC.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, if any, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of Shares sold at the relevant Applicable Time as specified in a Terms Agreement and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

[Remainder of page intentionally left blank]

Please indicate your acceptance of this Agreement as of the date first written above by signing in the space provided below.

Very truly yours,

TESLA, INC.

By:	/s/ Zachary J. Kirkhorn
Name: Zachary J. Kirkhorn
Title: Chief Financial Officer

[Signature Page to Equity Distribution Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Richard Hawwa
Name: Richard Hawwa
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

BARCLAYS CAPITAL INC.

By:	/s/ Kristin DeClark
Name: Kristin DeClark
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

BNP PARIBAS SECURITIES CORP.

By:	/s/ Pierre LAPOMME
Name: Pierre LAPOMME
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

BOFA SECURITIES, INC.

By:	/s/ Raymond Wood
Name: Raymond Wood
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Ted Michaels
Name: Ted Michaels
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Manoj Mahtani
Name: Manoj Mahtani
Title: Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ben Selinger
Name: Ben Selinger
Title: Director

[Signature Page to Equity Distribution Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Andrew W. Heck
Name: Andrew W. Heck
Title: Executive Director

[Signature Page to Equity Distribution Agreement]

SG AMERICAS SECURITIES, LLC

By:	/s/ David Getzler
Name: David Getzler
Title: Managing Director,
Head of Equity Capital Markets

[Signature Page to Equity Distribution Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Michael Tiedemann
Name: Michael Tiedemann
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None

[Form of Terms Agreement]	ANNEX I

Tesla, Inc.

Common Stock, par value $0.001 per share,

TERMS AGREEMENT

____________, 20___

[name/address of designated agent]

Ladies and Gentlemen:

Tesla, Inc., a Delaware corporation (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated [•], 2020 (the “Equity Distribution Agreement”), among the Company and Goldman, Sachs & Co. LLC, Citigroup Global Markets Inc., Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, SG Americas Securities, LLC and Wells Fargo Securities, LLC, to issue and sell to [name of agent] [(the “Designated Agent”)], the securities specified in the Schedule I hereto (the “Purchased Shares”)[, and solely for the purpose of covering over-allotments, to grant to [[name of designated agent] [(the “Designated Agent”)][the Designated Agent] the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [Include only if the Designated Agent has an over-allotment option]

[The Designated Agent shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by the Designated Agent to the Company for the Purchased Shares. This option may be exercised by the Designated Agent at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [Include only if the Designated Agent has an over-allotment option]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Designated Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Agent has an over-allotment option], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Agent has an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [Include only if the Designated Agent has an over-allotment option], in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Designated Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agents and the Company.

Tesla, Inc.

By:
Name:
Title:

ACCEPTED as of the date first written above.

[Designated Agent]

By:
Name:
Title:

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]:

Common Stock, par value $0.001 per share, of Tesla, Inc.

Number of Shares of Purchased Shares: [•]

[Number of Shares of Additional Shares: [•]]

[Price to Public: $[•] per share]

Purchase Price by [names of agents/designated agent]: $[•] per share

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Agent’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery: [•]

Closing Location: [•]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinion referred to in Section 4(l).

(2)	The opinion referred to in Section 4(m).

(3)	The accountants’ letter referred to in Section 4(n).

(4)	The Chief Financial Officer’s letter referred to in Section 4(o).

(5)	The officers’ certificate referred to in Section 4(k).

(5)	Such other documents as the Agent shall reasonably request.

ANNEX II

Goldman Sachs & Co. LLC:	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282 Attention: Registration Department

Citigroup Global Markets Inc.:	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attention: General Counsel Facsimile: (646) 291-1469

Barclays Capital Inc.:	Barclays Capital Inc. 745 7th Avenue New York, New York 10019 Attention: Syndicate Registration Facsimile: (646) 834-8133

BNP Paribas Securities Corp.:	BNP Paribas Securities Corp. 787 7th Avenue, 8th Floor New York, New York 10019 Attention Nicolas Gortzounian Email: dl.bnpp_atm_execution@us.bnpparibas.com

BofA Securities, Inc.:	BofA Securities, Inc. One Bryant Park New York, New York 10036 Attention: Ray Wood

Credit Suisse Securities (USA) LLC:	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010-3629 Facsimile: (212) 325-4296 Attention: IBCM-Legal

Deutsche Bank Securities Inc.:	Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005 Attention: ECM Syndicate Team Email: samir.abu-khadra@db.com

Morgan Stanley & Co. LLC:	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 Attention: Equity Syndicate Desk (with copy to the Legal and Compliance Division)

SG Americas Securities, LLC:	SG Americas Securities, LLC 245 Park Avenue New York, New York 10167 Attention: Nicolas Baez

Wells Fargo Securities, LLC:	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001 Attention: Equity Syndicate Department (fax no: (212) 214-5918)

EXHIBIT A

Allocations

Agent	Allocation Percentage
Goldman Sachs & Co. LLC	14.750%
Citigroup Global Markets Inc.	12.015%
Barclays Capital Inc.	12.015%
BofA Securities, Inc.	12.015%
Deutsche Bank Securities Inc.	12.015%
Morgan Stanley & Co. LLC	12.015%
Credit Suisse Securities (USA) LLC	7.050%
SG Americas Securities, LLC	7.050%
Wells Fargo Securities, LLC	7.050%
BNP Paribas Securities Corp.	4.025%
Total	100.00%